EXHIBIT 32.1

Certification Pursuant to Section 1350 of Chapter 63
of Title 18 of the United States Code

I, John R. Gibson, hereby certify, pursuant to 18 U.S.C § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, in my capacity as an officer of American Pacific Corporation (the “Company”), that, to the best of my knowledge:

(i)

The Quarterly Report of the Company on Form 10-Q for the period ended March 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(ii)	The information contained in the Report fairly represents, in all material respects, the financial condition and results of operations of the Company.

Date: May 12, 2005	/s/ JOHN R. GIBSON

John R. Gibson Chairman of the Board of Directors, President & Chief Executive Officer